Supplement dated May 3, 2021, to the
Prospectus for your Variable Annuity
Issued by

ALLSTATE LIFE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York. Not all funds listed below are available as investment options on all contracts. Please refer to your prospectus to determine which information relates to funds available through your Variable Annuity contract.

Effective April 30, 2021, the funds listed below will change their names.

Fund – Current Name	Fund – New Name
Invesco Oppenheimer V.I. Capital Appreciation Fund – Series I	Invesco V.I. Capital Appreciation Fund – Series I
Invesco Oppenheimer V.I. Capital Appreciation Fund – Series II	Invesco V.I. Capital Appreciation Fund – Series II
Invesco Oppenheimer V.I. Conservative Balanced Fund – Series I	Invesco V.I. Conservative Balanced Fund – Series I
Invesco Oppenheimer V.I. Conservative Balanced Fund – Series II	Invesco V.I. Conservative Balanced Fund – Series II
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series I	Invesco V.I. Discovery Mid Cap Growth Fund – Series I
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund – Series II	Invesco V.I. Discovery Mid Cap Growth Fund – Series II
Invesco Oppenheimer V.I. Global Fund – Series I	Invesco V.I. Global Fund – Series I
Invesco Oppenheimer V.I. Global Fund – Series II	Invesco V.I. Global Fund – Series II
Invesco Oppenheimer V.I. Global Strategic Income Fund – Series I	Invesco V.I. Global Strategic Income Fund – Series I
Invesco Oppenheimer V.I. Global Strategic Income Fund – Series II	Invesco V.I. Global Strategic Income Fund – Series II
Invesco Oppenheimer V.I. Main Street Fund® – Series I	Invesco V.I. Main Street Fund® – Series I
Invesco Oppenheimer V.I. Main Street Fund® – Series II	Invesco V.I. Main Street Fund® – Series II
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series I	Invesco V.I. Main Street Small Cap Fund® – Series I
Invesco Oppenheimer V.I. Main Street Small Cap Fund® – Series II	Invesco V.I. Main Street Small Cap Fund® – Series II
Invesco V.I. Mid Cap Core Equity Fund – Series I	Invesco V.I. Main Street Mid Cap Fund® – Series I
Invesco V.I. Mid Cap Core Equity Fund – Series II	Invesco V.I. Main Street Mid Cap Fund® – Series II
Invesco Oppenheimer V.I. Total Return Bond Fund – Series I	Invesco V.I. Core Bond Fund – Series I
Invesco Oppenheimer V.I. Total Return Bond Fund – Series II	Invesco V.I. Core Bond Fund – Series II
Putnam VT Equity Income Fund - Class IB	Putnam VT Large Cap Value Fund – Class IB
Putnam VT Global Equity Fund – Class IB	Putnam VT Focused International Equity Fund – Class IB

Effective close of business on April 30, 2021, the funds listed below will change their names.

Fund – Current Name	Fund – New Name
FTVIP Franklin Flex Cap Growth VIP Fund - Class 2	Franklin DynaTech VIP Fund - Class 2

If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.
ALLSTATESUP9